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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Verity, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERITY, INC.
894 Ross Drive
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 30, 2004

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of VERITY, INC.  The meeting will be held on Thursday, September 30, 2004 at 11:00 a.m. Pacific time at the Sunnyvale Sheraton, 1100 North Mathilda Avenue, Sunnyvale, California for the following purposes:

1.	To elect three directors to hold office until the 2007 Annual Meeting of Stockholders.

2.	To approve Verity’s 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,000,000 shares.

3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as independent auditors of Verity for the fiscal year ending May 31, 2005.

4.	To conduct any other business properly brought before the meeting.

          These items of business are more fully described in the Proxy Statement accompanying this Notice.

          The record date for the Annual Meeting is August 11, 2004.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Timothy J. Moore Secretary

Sunnyvale, California August 26, 2004

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VERITY, INC.
894 Ross Drive
Sunnyvale, California 94089

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

To be held on September 30, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

          We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Verity, Inc. is soliciting your proxy to vote at Verity’s 2004 Annual Meeting of Stockholders.  You are invited to attend the annual meeting to vote on the proposals described in this proxy statement.  The annual meeting will be held on Thursday, September 30, 2004 at 11:00 a.m. Pacific time at the Sunnyvale Sheraton, 1100 North Mathilda Avenue, Sunnyvale, California. However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

          We intend to mail this proxy statement and accompanying proxy card on or about August 26, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

          Only stockholders of record at the close of business on August 11, 2004 will be entitled to vote at the annual meeting.  On this record date, there were 37,104,774shares of common stock outstanding and entitled to vote.

          Stockholder of Record: Shares Registered in Your Name

          If on August 11, 2004 your shares were registered directly in your name with our transfer agent, EquiServe Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

          Beneficial Owner: Shares Registered in the Name of a Broker or Bank

          If on August 11, 2004 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered  to be the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.  If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.

What am I voting on?

          There are three matters scheduled for a vote:

•	Election of three directors to serve until the 2007 Annual Meeting of Stockholders;

•	Approval of Verity’s 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,000,000 shares; and

•	Ratification of KPMG LLP as independent auditors of Verity for its fiscal year ending May 31, 2005.

How do I vote?

          You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

          Stockholder of Record: Shares Registered in Your Name

          If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

          Beneficial Owner: Shares Registered in the Name of Broker or Bank

          If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.    To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

          On each matter to be voted upon, you have one vote for each share of common stock you own as of August 11, 2004.

What if I return a proxy card but do not make specific choices?

          If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, “For” the approval of the 1995 Employee Stock Purchase Plan, as amended, increasing aggregate number of shares of common stock authorized for issuance thereunder by 2,000,000 shares, and “For” the ratification of KPMG LLP as our independent auditors for the fiscal year ending May 31, 2005.  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

          We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

          If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

          Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

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•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Investor Relations Department, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

          To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by April 28, 2005 to our Investor Relations Department, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089, unless our 2005 Annual Meeting of Stockholders is held before August 31, 2005, or after October 30, 2005, in which event notice by stockholders must be received a reasonable time before we begin to print and mail our proxy materials. If you wish to bring matters or propose nominees for director at our 2005 Annual Meeting of Stockholders, even if you do not request that these matters be included in next year’s proxy materials, you must provide us with information required by our bylaws by April 28, 2005, unless our 2005 Annual Meeting of Stockholders is held before August 31, 2005, or after October 30, 2005, in which event notice by stockholders must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

How are votes counted?

          Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

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For the election of directors, Proposal No. 1, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.  Broker non-votes will have no effect.

•

To be approved, Proposal No. 2, the approval of Verity’s 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,000,000 shares, must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•

To be approved, Proposal No. 3, the ratification of KPMG LLP as our independent auditors of for the fiscal year ending May 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

What is the quorum requirement?

          A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy.  On the record date, there were 37,104,774outstanding and entitled to vote.

          Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

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How can I find out the results of the voting at the annual meeting?

          Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in Verity’s quarterly report on Form 10-Q for the second quarter ending November 30, 2004.

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PROPOSAL 1

ELECTION OF DIRECTORS

          Verity’s Board of Directors is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified.  This includes vacancies created by an increase in the number of directors.

          Our Board of Directors presently has eight members.  There are three directors in the class whose term of office expires in 2004.  Each of the nominees listed below is currently a director of Verity; Messrs. Powell and Sbona were previously elected by the stockholders, and Mr. Schwarz was elected by Verity’s Board of Directors.  If elected at the annual meeting, each of these nominees would serve until the 2007 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal.

          In June 2004, Verity adopted a policy to encourage directors and nominees for director to attend the Annual Meeting, either in person or by telephone.  Six of Verity’s eight directors attended the 2003 Annual Meeting of Stockholders, which occurred prior to the adoption of this policy.

          The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

          Karl C. Powell, Jr.

          Mr. Karl C. Powell, Jr., age 61, has served as a member of our board of directors since August 2000. Mr. Powell also serves as President and Chief Executive Officer of StoneFly Networks, Inc., a corporation engaged in the development of IP-SAN products, and has done so since April 2004. Mr. Powell served as President and Chief Executive Officer of WireCACHE, Inc., a corporation engaged in the development of application acceleration tools, from February 2002 to December 2003 and as a Director on the Board of Directors of Auspex Systems, Inc., a provider of network attached storage solutions, from January 2000 to September 2003.  Mr. Powell was a co-founder of Sequent Computer Systems, Inc. and served as a director from 1983 until 1999, when it was acquired by IBM. He also served as Chairman of the Board of Sequent Computer Systems and as Chief Executive Officer from its inception.  Mr. Powell holds a B.S. in Mechanical Engineering from the U.S. Merchant Marine Academy.

          Gary J. Sbona

          Mr. Gary J. Sbona, age 61, has served as a member of our board of directors since May 1998, as our Chairman of the Board since March 1999 and as our Executive Chairman of the Board since March 2003. Mr. Sbona also served as our President from July 1997 to September 1999 and as our Chief Executive Officer from July 1997 to February 2003. Mr. Sbona currently serves as Vice Chairman of the Board of Trustees of KTEH Public Television Foundation in San Jose, California.  Mr. Sbona also serves as Chairman and Chief Executive Officer of Regent Pacific Management Corporation, a management services firm that is currently providing us with management services; Mr. Sbona has held this position since 1974.

          John G. Schwarz

          Mr. John G. Schwarz, age 53, has served as a member of our board of directors since March 2003. Mr. Schwarz has served as President and Chief Operating Officer of Symantec Corporation since December 2001. Prior to joining Symantec, Mr. Schwarz served as President and Chief Executive Officer of Reciprocal, Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet, from January 2000 to November 2001. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation in various technical and executive positions, most recently as General Manager, Industry Solutions. Mr. Schwarz holds

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a diploma in business administration from the University of Toronto, an undergraduate degree in computer science from the University of Manitoba and a Doctorate in Law from the Dalhousie University in Halifax.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

          Victor A. Cohn

          Mr. Victor A. Cohn, age 55, has served as member of our board of directors since March 2003. Since March 2001, Mr. Cohn has been a principal of Focal Point Partners, a business and financial management firm. From June 2002 until September 2003, Mr. Cohn served as a director of Printcafe Software, Inc., a provider of software solutions designed specifically for the printing industry supply chain.  From April 2000 until March 2001, Mr. Cohn served as the Chairman and Director of Alley Capital Partners, an investment banking firm. From September 1996 until March 2000, Mr. Cohn served as a Senior Managing Director at Bear, Stearns & Co. Inc., an investment bank, where he was the Head of Equity Capital Markets. Mr. Cohn is a director of Peregrine Systems, Inc., a provider of enterprise asset and service management software solutions. Mr. Cohn holds a B.S. in Finance from The Pennsylvania State University.

          Steven M. Krausz

          Mr. Steven M. Krausz, age 49, has served as a member of our board of directors since May 1988. Mr. Krausz has been a Managing Member of the venture capital funds U.S. Venture Partners III, IV, V, VI, VII, VIII and related funds, U.S.V. Entrepreneur Partners and BHMS Partners III since 1985. Mr. Krausz is the Chairman of the Board of Directors of Occam Networks, Inc., a provider of telecom equipment. Mr. Krausz holds a B.S. in Electrical Engineering and an M.B.A. from Stanford University.

          Charles P. Waite, Jr.

          Mr. Charles P. Waite, Jr., age 49, has served as a member of our board of directors since May 1988. Mr. Waite has been a General Partner of OVP Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a General Partner of OVP Venture Partners III since 1994, a General Partner of OVP Venture Partners IV since 1997, a General Partner of OVP Venture Partners V since 2000 and a General Partner of OVP Venture Partners VI since 2001, all of which are venture capital firms. Mr. Waite is also a director of several privately held companies. Mr. Waite holds an A.B. in History from Kenyon College and an M.B.A. from Harvard University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

          Anthony J. Bettencourt

          Mr. Anthony J. Bettencourt, age 43, has served as a member of our board of directors since September 1999. Mr. Bettencourt joined us in July 1995 as Vice President of North American Sales. Mr. Bettencourt was subsequently promoted to Vice President of Worldwide Sales and Marketing and served in this position until his departure in December 1996. From December 1996 to September 1997, Mr. Bettencourt served as an officer of OnLive! Technologies, a private technology company. Mr. Bettencourt rejoined us in September 1997 as Senior Vice President, Worldwide Sales and Product Marketing. We appointed him to the position of President in September 1999 and to the position of President and Chief Executive Officer in March 2003. Prior to initially joining us, Mr. Bettencourt served as Vice President of Sales for Versant Object Technology from 1992 to June 1995 and as Director of U.S. Sales for Versant Object Technology from July 1990 to 1992.  From December 1988 to July 1990, Mr. Bettencourt served as Vice President of Sales for Rockwell CMC.

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          Stephen A. MacDonald

          Mr. Stephen A. MacDonald, age 58, has served as a member of our board of directors since December 1988. From May 1983 until May 1996, Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, where he served as Senior Vice President and Chief Operating Officer. From May 1996 to April 1998, he served as President and Chief Executive Officer of Active Software, Inc., a software company. Mr. MacDonald was an independent consultant from May 1998 through September 2000. From October 2000 to June 2003, Mr. MacDonald served as President and Chief Executive Officer of Bellamax, Inc., a startup software company. Mr. MacDonald is currently an independent consultant. Mr. MacDonald holds a B.Sc. from Dalhousie University.

INDEPENDENCE OF THE BOARD OF DIRECTORS

          As required under the National Association of Securities Dealers, Inc. (“NASD”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors.  The Board consults with Verity’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASD, as in effect time to time.

          Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Verity, its senior management and its independent auditors, the Board affirmatively has determined that all of Verity’s directors are independent directors within the meaning of the applicable NASD listing standards except for Mr. Sbona, the Executive Chairman of the Board, and Mr. Bettencourt, Verity’s President and Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

          As required under new NASD listing standards, Verity’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.  In June 2004, Mr. Krausz, an independent director, was designated as the “lead director.”  In his capacity of “lead director,” Mr. Krausz has the authority to call meetings of the independent directors, establish the agenda for meetings of the independent directors, and preside as Chairman at such meetings.

          Verity’s Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  The following table provides membership information for fiscal 2004 for each of the Board committees:

Name	Audit	Compensation	Governance

Victor A. Cohn	x *
Steven M. Krausz	x	x
Stephen A. MacDonald	x		x
Karl C. Powell, Jr.			x *
John G. Schwarz		x *
Charles P. Waite, Jr.	x	x	x

*        Committee Chairperson

          Below is a description of each committee of the Board of Directors.  The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Verity.

AUDIT COMMITTEE

          The Audit Committee of the Board of Directors oversees Verity’s corporate accounting and financial reporting process.  For this purpose, the Audit Committee performs several functions.  The Audit Committee: evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves

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the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Verity’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Verity regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in Verity’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of Verity’s quarterly financial statements.

          The Audit Committee met eleven times and acted by unanimous written consent three times during the fiscal year.

          The Board of Directors annually reviews the NASD listing standards definition of independence for audit committee members and has determined that all members of Verity’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASD listing standards).  The Board of Directors has determined that Mr. Cohn qualifies as an “Audit Committee financial expert,” as defined in applicable SEC rules.  The Board made a qualitative assessment of Mr. Cohn’s level of knowledge and experience based on a number of factors, including his formal education and his experience as the chief executive officer of Focal Point Partners, a business and financial management firm, as well as his previous experience as an investment banker.

COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for Verity.  The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of Verity’s executive officers and other senior management; recommends to the Board for approval the compensation and other terms of employment of Verity’s Chief Executive Officer;recommends to the Board for approval the compensation and other terms of employment of the other officers; and reviews and approves the administration of Verity’s various incentive compensation and benefit plans.  The Compensation Committee met five times and acted by written consent thirteen times during the fiscal year.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

          The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Verity, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, developing a set of corporate governance principles for Verity, and recommending to the Board the compensation to be paid to directors.  The Nominating and Corporate Governance Committee charter can be found on the Investor Relations portion of Verity’s corporate website located at www.verity.com.  The Nominating and Corporate Governance Committee acted by unanimous written consent once during the fiscal year.

          The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, be over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Verity, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Verity’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

          In June 2004, the Nominating and Corporate Governance Committee established a process for identifying and evaluating nominees for director of Verity.  This process is that candidates for director nominees are to be reviewed in the context of the current composition of the Board, the operating requirements of Verity and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee

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considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Verity, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Verity during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. Mr. Schwarz was initially recommended for nomination to the Board of Directors by the Nominating and Corporate Governance Committee.  Mr. Schwarz was identified as a potential candidate by a third-party search firm retained to assist the Nominating and Corporate Governance Committee in its search for possible director candidates, for which the third-party search firm was paid a fee.  The evaluation of Mr. Schwarz’s suitability as a director of Verity was performed by the Nominating and Corporate Governance Committee.  To date, the Nominating and Corporate Governance Committee has not received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

          The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.  Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089.  This written recommendation must be delivered at least 120 days prior to the anniversary date of the mailing of Verity’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Verity’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

          During the fiscal year ended May 31, 2004, the Board of Directors met eleven times and acted by unanimous written consent fivetimes.  Each Board member except Mr. Schwarz attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

          In June 2004, the Board of Directors adopted a formal process by which stockholders may communicate with the Board or any of its directors.  Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: Verity Board Communication, 894 Ross Drive, Sunnyvale, California 94089.  Communications may also be sent by e-mail to the following e-mail address: board@verity.com.  All communications will be reviewed by the Verity’s Chief Financial Officer, who will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, the Chief Financial Officer shall discard the communication.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.  All communications directed to the Audit Committee in accordance with Verity’s Policy Regarding Reporting of Suspected Illegal Acts, Fraud, Departures From the Code of Conduct, and Questionable Accounting  (Whistle-Blowing Policy)that relate to questionable accounting or auditing matters involving Verity will be promptly and directly forwarded to the Audit Committee.  The procedure for stockholder

9.

communications with the Board is posted on the Investor Relations portion of our corporate website located at www.verity.com.

CODE OF CONDUCT

          Verity has adopted a Code of Conduct that applies to all officers, directors and employees.  The Code of Conduct is available on the Investor Relations portion of our corporate website located at www.verity.com.

10.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The Audit Committee of our Board of Directors for the fiscal year ended May 31, 2004 consisted of Messrs. Cohn, Krausz, MacDonald and Waite.  Under currently applicable rules, all members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the NASD listing standards. Verity’s Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this proxy statement and is also available on the Investor Relations portion of Verity’s corporate website located at www.verity.com.

          The Audit Committee oversees Verity’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in Verity’s annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP.  The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees).  The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  This information was discussed with KPMG LLP.

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has selected, subject to stockholder approval, KPMG LLP as Verity’s independent auditors for the fiscal year ending May 31, 2005.

Audit Committee

Victor A. Cohn
Steven M. Krausz
Stephen A. MacDonald
Charles P. Waite, Jr.

1This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

11.

PROPOSAL 2

APPROVAL OF THE
1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

          In July 1995, the Board of Directors adopted, and the stockholders subsequently approved, the 1995 Employee Stock Purchase Plan (“Purchase Plan”), and in September 1999, following Board approval, the stockholders approved an increase to the number of shares of common stock authorized for issuance under the Purchase Plan.  As a result of these actions, a total of 4,000,000 shares of our common stock has been reserved under the Purchase Plan.  In June 2004, the Board adopted, subject to stockholder approval, an amendment to the Purchase Plan to increase the number of shares available for issuance under the Purchase Plan to be increased by 2,000,000 shares to a total of 6,000,000 shares in order to ensure that Verity can continue to grant purchase rights at levels determined appropriate by the Board.

          As of May 31, 2004, an aggregate of 3,643,215 shares of Verity’s common stock had been issued under the Purchase Plan, and only 356,785 shares of common stock remained available for future issuance under the Purchase Plan.

          Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended, to increase the number of shares available for issuance under the Purchase Plan by 2,000,000 shares.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

          The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

          The purpose of the Purchase Plan is to provide a means by which employees of Verity (and any parent or subsidiary of Verity designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Verity’s common stock through payroll deductions, to assist Verity in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of Verity.  Approximately 524 of the approximately 529 employees of Verity and its subsidiaries are eligible to participate in the Purchase Plan.

          The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code.

ADMINISTRATION

          The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it.  The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase  Verity’s common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any Verity subsidiary will be eligible to participate in the Purchase Plan.

          The Board has the power to delegate administration of the Purchase Plan to the a committee of the Board.  As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints and to the Board itself.

12.

STOCK SUBJECT TO PURCHASE PLAN

          Assuming adoption of this Proposal, an aggregate of 6,000,000 shares of common stock is reserved for issuance under the Purchase Plan.  If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

OFFERINGS

          The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board.  The maximum length for an offering under the Purchase Plan is 27 months.  Currently, under the Purchase Plan, each offering is 12 months long and is divided into two six-month “purchase periods” respectively running from about April 1 to September 30 and from about October 1 to March 31.  An employee may not participate simultaneously in more than one offering.

ELIGIBILITY

          Any person who is customarily employed at least 20 hours per week and five months per calendar year by Verity (or by any subsidiary of Verity designated by the Board) on the first day of an offering is eligible to participate in that offering.  Officers of Verity who are “highly compensated” as defined in the Internal Revenue Code are eligible to participate in the offerings.

          However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Verity or of any parent or subsidiary of Verity (including any stock which such employee may purchase under all outstanding rights and options).  In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of Verity and its parent and subsidiary corporations in any calendar year.

PARTICIPATION IN THE PLAN

          Eligible employees enroll in the Purchase Plan by delivering to Verity, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 20% (or such other rate as the Board determines) of such employees’ compensation on any payday during the offering period.

PURCHASE PRICE

          The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

          The purchase price of the shares is accumulated by payroll deductions over the offering.  At any time during the offering, a participant may change or terminate his or her payroll deductions as the Board provides in the offering.  All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of Verity.  A participant may not make additional payments into such account.

PURCHASE OF STOCK

          By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan.  In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants.  If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the Board would make a pro rata allocation of

13.

available shares in a uniform and equitable manner.  Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price.  See “Withdrawal” below.

WITHDRAWAL

          While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to Verity a notice of withdrawal from the Purchase Plan.  Such withdrawal may be elected at least 15 days prior to the end of the applicable offering.

          Upon any withdrawal from an offering by the employee, Verity will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated.  The employee is not entitled to again participate in that offering.  However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT OR ELIGIBILITY

          Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment or eligibility for any reason, and Verity will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

          Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

ADJUSTMENT PROVISIONS

          Transactions not involving receipt of consideration by Verity, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of common stock subject to the Purchase Plan and to outstanding purchase rights.  In that event, the Purchase Plan will be appropriately adjusted in the class and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the class and number of shares and purchase limits of such purchase rights.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

          The Purchase Plan provides that, in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of Verity’s voting stock, (ii) a merger or consolidation in which Verity is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of Verity, or (iv) a liquidation or dissolution of Verity wherein, upon any such event, the stockholders of Verity immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of Verity, its successor, or the corporation to which the assets of Verity were transferred (a “Transfer of Control”), the surviving, continuing, successor or purchasing corporation or parent corporation thereof may assume Verity’s rights and obligations under the Purchase Plan or substitute substantially equivalent Purchase Rights for such corporation’s stock. However, if such corporation elects not to assume or replace the outstanding Purchase Rights, the Board may adjust the last day of the current Purchase Period to a date on or before the date of the Transfer of Control. Any Purchase Rights that are not assumed, replaced, or exercised prior to the Transfer of Control will terminate on the date of the Transfer of Control.

DURATION, AMENDMENT AND TERMINATION

          The Board may suspend or terminate the Purchase Plan at any time.  Unless terminated earlier, the Purchase Plan will terminate when all the shares reserved issuance under the plan have been issued.

14.

          The Board may amend the Purchase Plan at any time.  Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

          Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

          Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code.

          A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received.  Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

          If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income.  Any further gain or any loss will be taxed as a long-term capital gain or loss.  At present, such capital gains generally are subject to lower tax rates than ordinary income.

          If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition.  The balance of any gain will be treated as capital gain.  Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.  Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

          There are no federal income tax consequences to Verity by reason of the grant or exercise of rights under the Purchase Plan.  Verity is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

15.

EQUITY COMPENSATION PLAN INFORMATION

          The following table provides certain information with respect to all of Verity’s equity compensation plans in effect as of May 31, 2004:

Equity Compensation Plan Information (Shares in Thousands)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,413	$23.59	880
Equity compensation plans not approved by security holders	16,992	$16.21	4,740

Total	22,405	$17.99	5,620

          As of May 31, 2004, Verity had adopted the following stock option plans without the approval of its stockholders: 1996 Nonstatutory Stock Option Plan, 1997 Nonstatutory Stock Option Plan for Verity Canada, Cardiff Software, Inc. 1997 Equity Incentive Plan, and the Cardiff Software, Inc. 2000 Stock Option Plan.  The latter two plans were assumed by Verity in connection with Verity’s acquisition of Cardiff Software, Inc.  The following paragraphs outline the material features of these plans.

1996 Nonstatutory Stock Option Plan

          General.     The 1996 Nonstatutory Stock Option Plan (the “1996 Plan”) provides for the grant of nonstatutory stock options. Verity has reserved an aggregate of 29,700,000 shares of common stock for issuance under the 1996 Plan. As of May 31, 2004, 15,413,889 shares were to be issued upon the exercise of outstanding options and 4,467,288 shares were available for future grant under the plan.

          Eligibility.     Stock options may be granted under the 1996 Plan only to employees, directors and consultants of Verity or one of its subsidiaries. Starting from August 20, 2001 and to each anniversary of such date, the aggregate number of shares made pursuant to stock options granted to officers, directors and any person subject to Section 16 of the Securities and Exchange Act of 1934, as amended, (the “1934 Act”), shall not exceed 50% of the number of shares made pursuant to stock options granted in such time period, except that stock options granted to such persons as an essential inducement for such person to become an employee are not included in such 50% limitation.

          Exercise Price; Payment.     The exercise price of options may not be less than 85% of the fair market value of Verity’s stock on the effective date of the grant. The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a cashless exercise, (iv) by the option holder’s promissory note in a form approved by Verity, (v) by such other consideration as may be approved by Verity’s Board, or (vi) by any combination of the foregoing.

          Vesting.     Stock options granted under the 1996 Plan are exercisable immediately, unless the Board provides otherwise. The shares issued pursuant to the stock options may be subject to our repurchase as the Board determines at the time the Board grants the option.

          Term.     The options have a term of up to 10 years from the effective date of the grant. The Board also has the authority to vary the terms.

          Effect of Certain Corporate Transactions.     In the event of (a) a sale or exchange by the stockholders of all or substantially all of Verity’s voting stock or certain mergers or consolidations to which Verity is a party and in which Verity’s stockholders do not retain beneficial ownership of at least a majority of Verity or its successor’s voting stock, (b) the sale, exchange or transfer of all or substantially all of Verity’s assets other than to one or more subsidiary corporations, or (c) Verity’s liquidation or dissolution, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the 1996 Plan. To the extent that the options outstanding under the 1996 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

16.

1997 Nonstatutory Stock Option Plan for Verity Canada

          General.     The 1997 Nonstatutory Stock Option Plan for Verity Canada (the “1997 Plan”) provides for the grant of nonstatutory stock options. Verity has reserved an aggregate of 2,590,000 shares of common stock for issuance under the 1997 Plan. As of May 31, 2004, 1,304,396 shares were to be issued upon the exercise of outstanding options and 189,870 shares were available for future grant under the 1997 Plan.

          Eligibility.     Stock options may be granted only to employees and consultants of 14943 Yukon Inc., a Yukon corporation and Verity’s wholly-owned subsidiary, or a subsidiary of 14943 Yukon Inc. No options may be granted to any person whose eligibility to participate would require approval of the plan by Verity’s stockholders.

          Exercise Price; Payment.     The exercise price of options may not be less than the fair market value of Verity’s stock on the effective date of the grant. The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a cashless exercise, (iv) by the option holder’s promissory note in a form approved by Verity, (v) by such other consideration as may be approved by Verity’s Board, or (vi) by any combination of the foregoing.

          Vesting.     Stock options granted under the plan are exercisable immediately, unless Verity’s Board provides otherwise. The shares issued pursuant to the stock options may be subject to repurchase as the Board determines at the time the Board grants the option.

          Term.     The options have a term of 10 years from the effective date of the grant. The Board also has the authority to vary the terms.

          Effect of Certain Corporate Transactions.     In the event of (a) a sale or exchange by the stockholders of all or substantially all of Verity’s voting stock or certain mergers or consolidations to which Verity is a party and in which Verity’s stockholders do not retain beneficial ownership of at least a majority of Verity or its voting stock, (b) the sale, exchange or transfer of all or substantially all of Verity’s assets other than to one or more subsidiary corporations, or (c) Verity’s liquidation or dissolution, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the 1997 Plan. To the extent that the options outstanding under the 1997 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

Cardiff Software, Inc. 1997 Equity Incentive Plan

          General.     The Cardiff Software, Inc. (“Cardiff”) 1997 Equity Incentive Plan (the “Cardiff 1997 Plan”) provides for the grant of incentive stock options, nonstatutory stock options, stock bonus awards, stock purchase awards and stock appreciation rights.  No non-option awards are currently outstanding under the Cardiff 1997 Plan.  Verity has reserved an aggregate of 54,365 shares of common stock for issuance under the Cardiff 1997 Plan.  As of May 31, 2004, 21,647 shares were to be issued upon the exercise of outstanding options.

          Eligibility.     The Cardiff 1997 Plan provides for the grant of stock options only to employees, directors and consultants of Cardiff and its affiliates.  No further grants will be made under the Cardiff 1997 Plan.

          Exercise Price; Payment.     The exercise price for each share of Verity common stock covered by Cardiff option, as assumed by Verity, is the exercise price per share of Cardiff stock under the option immediately before Verity’s acquisition of Cardiff divided by 0.1056 (the “Conversion Ratio”), rounded up to the nearest whole cent.  The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a deferred payment arrangement, or (iv) by any other legal consideration; provided, in the latter three cases, that such payment was approved at the time of grant.

          Vesting.     The shares issued pursuant to the stock options may be subject to repurchase in accordance with a vesting schedule as determined by the Cardiff Board of Directors at the time the option was granted.

          Term.     The options have a term of 10 years from the effective date of the grant. The Verity Board has the authority to vary the term of the options.

17.

          Effect of Certain Corporate Transactions.     In the event of (a) a dissolution, liquidation or sale of all or substantially all of the assets of Verity, (b) a merger or consolidation in which Verity is not the surviving corporation, or (c) a reverse merger in which Verity is a surviving corporation but the shares of Verity’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the Cardiff 1997 Plan.  To the extent that the options outstanding under the Cardiff 1997 Plan are not assumed or substituted for, the vesting of such option will accelerate prior to such event under (b) and (c) above as set forth in the terms of the option agreement and the option will terminate if not exercised prior to such event under (a), (b) or (c) above.

Cardiff Software, Inc. 2000 Stock Option Plan

          General.     The Cardiff Software, Inc. 2000 Stock Option Plan (the “Cardiff 2000 Plan”) provides for the grant of incentive stock options, nonstatutory stock options, stock bonus awards, stock purchase awards and stock appreciation rights.  No non-option awards are currently outstanding under the Cardiff 2000 Plan.  Verity has reserved an aggregate of 468,435 shares of common stock for issuance under the Cardiff 2000 Plan.  As of May 31, 2004, 252,117 shares were to be issued upon the exercise of outstanding options and 83,497 shares were available for future grant under the Cardiff 2000 Plan.

          Eligibility.     Stock options may be granted only to employees, directors and consultants of Verity or one of its subsidiaries if they were employed by Verity or one of its subsidiaries at the time Verity acquired Cardiff.

          Exercise Price; Payment.     The exercise price of options may not be less than 85% of the fair market value of Verity’s stock on the effective date of the grant.  The exercise price for each share of Verity common stock covered by a Cardiff option, as assumed by Verity, is the exercise price per share of Cardiff stock under the option immediately before Verity’s acquisition of Cardiff divided by 0.1056 (the “Conversion Ratio”), rounded up to the nearest whole cent.  The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a deferred payment arrangement, or (iv) by any other legal consideration; provided, in the latter three cases, that such payment was approved at the time of grant.

          Vesting.     The shares issued pursuant to the stock options may be subject to repurchase in accordance with a vesting schedule as determined by the Cardiff or the Verity Board at the time the option is granted.

          Term.     The options have a term of up to 10 years from the effective date of the grant. The Verity Board has the authority to vary the terms of the options.

          Effect of Certain Corporate Transactions.     In the event of (a) a dissolution, liquidation or sale of all or substantially all of the assets of Verity, (b) a merger or consolidation in which Verity is not the surviving corporation, or (c) a reverse merger in which Verity is a surviving corporation but the shares of Verity’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the Cardiff 2000 Plan.  To the extent that the options outstanding under the Cardiff 2000 Plan are not assumed or substituted for, the vesting of such option will accelerate prior to such event under (b) and (c) above as set forth in the terms of the option agreement and the option will terminate if not exercised prior to such event under (a), (b) or (c) above.

18.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Audit Committee of the Board of Directors has selected KPMG LLP as Verity’s independent auditors for the fiscal year ending May 31, 2005, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.  The fiscal year ended May 31, 2004 was the first year that KPMG LLP audited Verity’s financial statements.  KMPG LLP was engaged as Verity’s independent auditors on October 29, 2003.  Representatives of KPMG LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Neither Verity’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as Verity’s independent auditors.  However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Verity and its stockholders.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Information Regarding Change of Independent Auditors

          On October 29, 2003, Verity announced that it had engaged KPMG LLP to serve as its principal auditors. Verity’s Audit Committee authorized the engagement of KPMG LLP as Verity’s new auditors on October 23, 2003. On October 21, 2003, Verity had advised PricewaterhouseCoopers LLP that Verity had identified KPMG LLP as a potential new independent accounting firm to serve as Verity’s principal auditors, and that Verity was in the process of retaining KPMG LLP. On October 22, 2003, PricewaterhouseCoopers LLP resigned as Verity’s independent accountants.

          The reports of PricewaterhouseCoopers LLP on the financial statements for the fiscal years ended May 31, 2003 and 2002, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

          During the fiscal years ended May 31, 2003 and 2002, and the interim period from June 1, 2003 through October 22, 2003, there were no disagreements between Verity and PricewaterhouseCoopers LLP on any accounting principles or practices, financial statement disclosures or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated by the SEC has occurred within Verity ‘s fiscal years ended May 31, 2003 and 2002, or the period from June 1, 2003 through October 22, 2003.

          Verity did not consult with KPMG LLP during the fiscal years ended May 31, 2003 and 2002, and the interim period from June 1, 2003 through October 29, 2003, the date KPMG LLP was engaged, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Verity’s financial statements, and either a written report was provided to Verity or oral advice was provided that KPMG LLP concluded was an important factor considered by Verity in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter which was the subject of a disagreement or a reportable event.

19.

INDEPENDENT AUDITORS’ FEES

          PricewaterhouseCoopers LLP.  The following table represents aggregate fees billed to Verity for fiscal years ended May 31, 2004 and May 31, 2003, by PricewaterhouseCoopers LLP, Verity’s principal accountants until October 22, 2003.

	Fiscal Year Ended (in thousands)

	2004	2003

Audit Fees	$5	$286
Audit-related Fees	12	82
Tax Fees	6	367
All Other Fees	0	245

Total Fees	$23	$980

          Audit Fees.  Consist of fees billed for professional services rendered for the audit of Verity’s financial statements for fiscal year 2003, the review of Verity’s interim financial statements and the review of documents filed with the Securities and Exchange Commission (“SEC”).

          Audit-related Fees.  Consist of fees billed for professional services rendered for assurance and related services related to employee benefit plan audits and due diligence related to mergers and acquisitions that are not required by statute or regulation or consultation concerning financial accounting and reporting standards.

          Tax Fees.  Consist of fees for services for tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice and requests for rulings or technical advice from tax authorities. Of these fees in fiscal 2003, $120,000 was for corporate tax compliance, $110,000 was for a tax credit study, $14,000 was for 401(k) Plan review and audit, $113,000 was for various tax studies, and the remainder was for miscellaneous services.  These  fees in fiscal 2004 related to review of Verity’s estimated tax provision for the first quarter of fiscal 2004.

          All Other Fees.  Consist of fees for professional services other than audit fees, audit-related fees and tax fees.

          All fees described above were approved by the Audit Committee.

          KPMG LLP.  The following table represents aggregate fees billed to Verity for fiscal year ended May 31, 2004, by KPMG LLP, Verity’s principal accountants since October 29, 2003. KPMG LLP did not render any services to Verity prior to that date.

Fiscal Year 2004 (in thousands)

Audit Fees	$320
Audit-related Fees	115
Tax Fees	0
All Other Fees	0

Total Fees	$435

          Audit Fees.  Consist of fees billed for professional services rendered for the audit of Verity’s financial statements for fiscal year 2004, the review of Verity’s interim financial statements and the review of documents filed with the SEC.

20.

          Audit-related Fees.  Consist of fees billed for professional services rendered for assurance and related services related to employee benefit plan audits and due diligence related to mergers and acquisitions that are not required by statute or regulation or consultation concerning financial accounting and reporting standards.

          All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

          Verity’s Audit Committee pre-approves all audit and permissible non-audit services provided by its independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Prior to engaging Verity’s independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of Verity’s independent auditors to render that service.  Accordingly, Verity does not engage its independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance.  As such, the engagement of PricewaterhouseCoopers LLP and KPMG LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

          The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP, and which have been specifically approved by the Audit Committee, is compatible with maintaining the principal accountant’s independence. With the exception of transition tax compliance work related to Verity’s acquisition of Cardiff Software, Inc., the Audit Committee has determined that tax services are not compatible with maintaining the principal accountant’s independence and Verity has therefore engaged Ernst & Young to render those services.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

21.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the ownership of Verity’s common stock as of June 30, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Verity as a group; and (iv) all those known by Verity to be beneficial owners of more than five percent of its common stock.

          Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Schedules 13D and 13G filed with the SEC, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them as of June 30, 2004.  Percentage of beneficial ownership is based on 37,383,478 shares of common stock outstanding as of June 30, 2004, adjusted as required by rules promulgated by the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable pursuant to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2004 are deemed to be beneficially owned. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each of the beneficial owners of five percent or more of our common stock is 894 Ross Drive, Sunnyvale, California 94089.

	Beneficial Ownership

Beneficial Owner	Number of Shares	Percent of Total

Directors and Executive Officers
Gary J. Sbona (1)	3,189,242	7.9
Anthony J. Bettencourt (2)	1,454,541	3.7
Stephen A. MacDonald (3)	500,066	1.3
Charles P. Waite, Jr. (4)	297,778	*
Steven M. Krausz (5)	379,266	1.0
Karl C. Powell, Jr. (6)	218,750	*
Victor A. Cohn (7)	56,666	*
John G. Schwarz (8)	56,666	*
Hugo Sluimer (9)	634,119	1.7
Sunil D. Nagdev (10)	641,625	1.7
Michael D. Mooney (11)	626,138	1.6
Steven R. Springsteel (12)	321,869	*
All directors and executive officers as a group (12 persons)(13)	8,376,726	18.3

Other 5% Stockholders
Franklin Resources, Inc. (14)	4,288,253	11.5
Citigroup Inc. (15)	2,756,258	7.4
T. Rowe Price Associates, Inc. (16)	3,339,553	8.9

*	Less than one percent.

(1)	Includes 3,189,242 shares issuable upon the exercise of options held by Mr. Sbona that are exercisable within 60 days of the date of this table.

(2)	Includes 1,454,541 shares issuable upon the exercise of options held by Mr. Bettencourt that are exercisable within 60 days of the date of this table.

22.

(3)

Includes 486,666 shares issuable upon the exercise of options held by Mr. MacDonald that are exercisable within 60 days of the date of this table.  Includes 8,400 shares held by Mr. MacDonald and his spouse as Trustees of the MacDonald Family Trust.

(4)

Includes 288,333 shares issuable upon the exercise of options held by Mr. Waite that are exercisable within 60 days of the date of this table.  Includes 83 shares held by NWVS Corp Profit Sharing Retirement Trust and 410 shares held by Charles P. Waite and Susan B. Waite.

(5)	Includes 379,266 shares issuable upon the exercise of options held by Mr. Krausz that are exercisable within 60 days of the date of this table.

(6)	Includes 218,750 shares issuable upon the exercise of options held by Mr. Powell that are exercisable within 60 days of the date of this table.

(7)	Includes 56,666 shares issuable upon the exercise of options held by Mr. Cohn that are exercisable within 60 days of the date of this table.

(8)	Includes 56,666 shares issuable upon the exercise of options held by Mr. Schwarz that are exercisable within 60 days of the date of this table.

(9)	Includes 634,119 shares issuable upon the exercise of options held by Mr. Slumier that are exercisable within 60 days of the date of this table.

(10)	Includes 641,625 shares issuable upon the exercise of options held by Mr. Nagdev that are exercisable within 60 days of the date of this table.

(11)	Includes 626,135 shares issuable upon the exercise of options held by Mr. Mooney that are exercisable within 60 days of the date of this table.

(12)	Includes 320,833 shares issuable upon the exercise of options held by Mr. Springsteel that are exercisable within 60 days of the date of this table.

(13)

Includes an aggregate of 8,352,842 shares issuable upon exercise of options and warrants which executive officers and directors of Verity have the right to acquire within 60 days of the date of this table.

(14)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2004 reporting beneficial ownership as of December 31, 2003. The shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries Franklin Resources, Inc.  The adviser subsidiaries have all investment and/or voting power over the securities owned by such advisory clients, and therefore may be deemed to be the beneficial owner of the shares.  Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the common stock of Franklin Resources, Inc. and consequently may be deemed to beneficially own the shares held by Franklin Resources, Inc. Franklin Advisers, Inc. has all investment and/or voting power over 4,271,000 of these shares, and may also be deemed to be the beneficial owner of the shares.  Franklin Resources, Inc. is located at One Franklin Parkway, San Mateo, California 94403.

(15)

Based solely on a Schedule 13G/A filed with the SEC on February 17, 2004 reporting beneficial ownership as of December 31, 2003. These shares represent shares deemed to be beneficially owned by Citigroup Inc. through its subsidiaries, according to Rule 13d-3(a) of the 1934 Act.  Citigroup Inc. is the sole shareholder of Citigroup Global Markets Holdings Inc. and has shared voting and investment power with respect to these shares, and consequently may be deemed to beneficially own these shares. Citigroup Global Markets Holdings Inc. is the sole shareholder of Citigroup Financial Products Inc. and has shared voting and investment power with respect to 2,877,154 shares, and consequently may be deemed to beneficially own these shares. Citigroup Financial Products Inc. is the sole shareholder of Citigroup Global Markets Inc. and has shared voting and investment power with respect to 2,092,041 shares, and consequently, along with  Citigroup Global Markets Inc., may be deemed to beneficially own these shares. Citigroup, Inc. is located at 399 Park Avenue, New York, New York 10043 and Salomon Smith Barney Holdings Inc., Salomon

23.

Brothers Holding Company Inc. and Salomon Smith Barney, Inc. are located at 388 Greenwich Street, New York, New York 10013.

(16)

Based solely on information supplied by T. Rowe Price Associates, Inc. as of June 30, 2004.  T. Rowe Price Associates, Inc., as investment advisor to individual and institutional clients, has sole voting power with respect to 439,600 of these shares and sole dispositive power with respect to all of these shares.  The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

24.

SECTION16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires Verity’s directors and executive officers, and persons who own more than ten percent of a registered class of Verity’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Verity.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Verity with copies of all Section 16(a) forms they file.

          To Verity’s knowledge, based solely on a review of the copies of such reports furnished to Verity and written representations that no other reports were required, during the fiscal year ended May 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Krausz.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

          In June 2004, the Board of Directors approved revised Board and Committee service fees.  Under these new arrangements, each of Verity’s non-employee directors receives a quarterly retainer of $6,250 and a per meeting fee of $2,500 for in-person meetings and $1,250 for telephonic meetings (up to a maximum of $5,000 per quarter).  Committee members receive $2,000 for each committee meeting attended (up to a maximum of $4,000 per quarter).  Chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive $1,500 per quarter for serving in such capacities.  In the fiscal year ended May 31, 2004, prior to the adoption of these new arrangements, the total compensation paid to non-employee directors was $25,000.  The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Verity’s policy.

          Each of Verity’s non-employee directors also previously received stock option grants under the 1995 Outside Director Stock Option Plan (which shall be referred to as the “Directors’ Plan”).  Only non-employee directors of Verity or an affiliate of such directors (as defined in the Internal Revenue Code) were eligible to receive options under the Directors’ Plan.  Options granted under the Directors’ Plan are intended by Verity not to qualify as incentive stock options under the Internal Revenue Code.

          Option grants under the Directors’ Plan are non-discretionary. Each person who is first elected or appointed as a non-employee director (excluding any person who is already a director at the time of first becoming a non-employee director) is automatically granted an option to purchase 40,000 shares of  Verity’s common stock on the date of such election or appointment pursuant to the Directors’ Plan. In addition, all directors who have served on the Board for more than six months and are not members of management receive a stock option to purchase 40,000 shares of Verity’s common stock on the date of each annual stockholders meeting. The exercise price of each option is the fair market value of Verity’s common stock on the day of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Each such option vests over four years and generally must be exercised within ten years. There are no more shares available under the Directors’ Plan, and so Verity intends to continue this program by granting discretionary stock options to its non-employee directors under its 1996 Nonstatutory Stock Option Plan in the amounts to which the non-employee directors otherwise would have received. In the event of a merger of Verity with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving Verity, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

          During the last fiscal year, Verity granted options to purchase an aggregate of 240,000 shares to non-employee directors at a weighted average exercise price of approximately $13.88 per share. Messrs. Cohn, Krausz, MacDonald, Powell, Schwarz, and Waite each received options to purchase 40,000 shares of common stock. Verity granted options to purchase 23,333 of these shares under the Directors’ Plan and options to purchase the remaining 16,667of these shares under the 1996 Nonstatutory Stock Option Plan.  The exercise price of each option is the fair market value of our common stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant).

25.

COMPENSATION OF EXECUTIVE OFFICERS

          The following table shows for the fiscal years ended May 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, Verity’s Chief Executive Officer and its other four most highly compensated executive officers at May 31, 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options	Other Compensation ($) (1)

Anthony J. Bettencourt	2004	500,000	87,500		77,000	240
Chief Executive Officer, President	2003	349,231	247,644	(2)	900,000	240
and Director	2002	300,000	305,000	(3)	400,000	240

Michael D. Mooney	2004	275,000	168,949	(4)	60,000	240
Senior Vice President, North American	2003	257,580	146,121	(5)	400,000	240
Sales and Business Development	2002	225,000	546,405	(6)	150,000	240

Sunil D. Nagdev	2004	200,000	133,455	(6)	150,000	226
Senior Vice President, Professional	2003	200,000	173,950	(6)	150,000	216
Services and Technical Support	2002	200,000	122,549	(6)	100,000	216

Hugo Sluimer (7)	2004	274,486	328,098	(8)	60,000	—
Senior Vice President, International Sales	2003	232,403	459,177	(9)	350,000	—
and European Operations	2002	176,228	188,154	(10)	150,000	—

Steven R. Springsteel	2004	325,798	32,580		60,000	360
Senior Vice President, Finance and	2003	121,231	64,000		350,000	135
Administration, and Chief Financial Officer	2002	—	—		—	—

(1)	Represents premiums paid on behalf of such executive officer for life insurance coverage in excess of a base amount of $50,000 in coverage.

(2)

$150,769 represents sales commissions earned under a sales plan.  Mr. Bettencourt received bonuses during fiscal year 2003 for his role as our President until February 2003 and for his role as President and Chief Executive Officer from March 2003.

(3)	$200,000 represents sales commissions earned under a sales plan.

(4)	$163,949 represents sales commissions earned under a sales plan and $5,000 represents car allowance.

(5)	$136,538 represents sales commissions earned under a sales plan and $9,583 represents car allowance.

(6)	Represents sales commissions earned under a sales plan.

(7)

Mr. Sluimer works in our Netherlands office. We paid Mr. Sluimer in Dutch Guilders until January 28, 2002, when Dutch Guilders converted into Euros, and since January 28, 2002, we have been paying Mr. Sluimer in Euros. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Dutch Guilders and Euros, as applicable, for each fiscal year.

(8)

$307,431 represents sales commissions earned under a sales plan and $20,667 represents car allowance.  In addition, $24,648 represents miscellaneous tax gross up reimbursements. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Euros.

(9)

$425,747 represents sales commissions earned under a sales plan and $9,645 represents a car allowance. In addition, $23,784 represents miscellaneous tax gross up reimbursements. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Euros.

(10)

$171,510 represents sales commissions earned under a sales plan and $16,644 represents a car allowance. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Dutch Guilders and Euros, as applicable (please see note 7 above).

26.

STOCK OPTION GRANTS AND EXERCISES

          Verity grants options to its executive officers under its 1995 Stock Option Plan and 1996 Nonstatutory Stock Option Plan.  As of June 30, 2004, options to purchase a total of 4,592,516 shares were outstanding under the 1995 Stock Option Plan and options to purchase 522,314 shares remained available for grant under the plan.  As of June 30, 2004, options to purchase a total of 15,413,889 shares were outstanding under the 1996 Nonstatutory Stock Option Plan and options to purchase 4,467,288 shares remained available for grant under the plan.

          The following tables show for the fiscal year ended May 31, 2004, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants		Exercise Price per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

Name	Number of Securities Underlying Options Granted (1) (#)	% of Total Options Granted to Employees in Fiscal Year (2)

					5% ($)	10% ($)

Anthony J. Bettencourt	77,000	2.01%	14.69	10/10/11	540,064	1,293,548

Michael D. Mooney	60,000	1.57%	14.69	10/10/11	420,829	1,007,959

Sunil D. Nagdev	150,000	3.92%	12.36	07/01/11	885,202	2,120,214

Hugo Sluimer	60,000	1.57%	14.69	10/10/11	420,829	1,007,959

Steven R. Springsteel	60,000	1.57%	14.69	10/10/11	420,829	1,007,959

(1)	Options granted in fiscal year 2004 vest monthly over a 48-month period.

(2)	Based on an aggregate of options to purchase 3,827,370 shares granted to employees, including the individuals listed in the Summary Compensation Table, in fiscal year 2004.

(3)

The potential realizable value is calculated based on the term of the option at its time of grant, 8 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.  The rules of the SEC require us to use these assumed annual compound rates of stock price appreciation. These estimated rates do not represent our estimate or projection of future common stock prices.

27.

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized (1)($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony J. Bettencourt	283,625	1,192,899	1,362,229	240,771	1,348,750	207,500

Michael D. Mooney	53,970	215,726	579,675	131,460	495,099	86,461

Sunil D. Nagdev	10,000	57,600	616,624	134,376	1,057,350	234,750

Hugo Sluimer	2,917	28,842	594,952	124,167	1,509,646	69,168

Steven R. Springsteel	—	—	292,083	117,917	—	—

(1)	Represents the fair market value of the underlying shares at the time of exercise minus the aggregate exercise price of such option.

(2)	Calculated on the basis of the closing price of our common stock on May 28, 2004, equal to $13.90 per share, as reported by The Nasdaq National Market, minus the aggregate exercise price.

28.

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

          Verity’s 1995 Stock Option Plan, 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada each provides that, in the event of (a) a sale or exchange by the stockholders of all or substantially all of Verity’s voting stock or certain mergers or consolidations to which Verity is a party and in which Verity’s stockholders do not retain beneficial ownership of at least a majority of Verity’s voting stock, (b) the sale, exchange or transfer of all or substantially all of Verity’s assets other than to one or more subsidiary corporations, or (c) Verity’s liquidation or dissolution, Verity’s Board may provide for the acquiring or successor corporation to assume or substitute new options for the options outstanding under each of the stock option plans. To the extent that the options outstanding under each of the stock option plans are not assumed, substituted for, or exercised prior to such event, they will terminate; provided, however, that Verity has granted options to certain of its officers, including the individuals listed in the Summary Compensation Table, which provide for acceleration of vesting upon such a change in control.

          The Cardiff Software, Inc. 1997 Equity Incentive Plan and the Cardiff Software, Inc. 2000 Stock Option Plan each provides that, in the event of (a) a dissolution, liquidation or sale of all or substantially all of the assets of Verity, (b) a merger or consolidation in which Verity is not the surviving corporation, or (c) a reverse merger in which Verity is a surviving corporation but the shares of Verity’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the Cardiff 1997 Plan or the Cardiff 2000 Plan.  To the extent that the options outstanding under the Cardiff 1997 Plan and the Cardiff 2000 Plan are not assumed or substituted for, or exercised prior to such event, they will terminate; provided, however, that Cardiff and Verity have granted options to certain of its officers which provide for the acceleration of vesting upon a change in control as described under (b) and (c) above.

          On March 4, 2003, in connection with Mr. Bettencourt’s appointment as Verity’s President and Chief Executive Officer, Verity agreed to compensate Mr. Bettencourt at an annual salary of $500,000 with an annual incentive bonus of $175,000, subject to achievements of milestones and/or other criteria. Further, Verity agreed to grant to Mr. Bettencourt an option to purchase 300,000 shares of common stock, vesting monthly over two years until fully vested or Mr. Bettencourt’s employment is terminated. Mr. Bettencourt may exercise the option for twelve months after his employment terminates. The vesting of the option shall accelerate in full upon termination of Mr. Bettencourt’s employment following our change of control. In the event that Verity terminates Mr. Bettencourt without cause or if he resigns for good reason, Mr. Bettencourt will receive an amount equal to his base salary for 12 months and full payment of the annual incentive bonus. On August 25, 2003, Verity entered into an employment agreement effective as of March 4, 2003 with Mr. Bettencourt memorializing this agreement, which replaces all prior agreements.

          On December 27, 2002, Verity entered into a letter agreement with Steven R. Springsteel to serve as Verity’s Senior Vice President of Finance and Administration and Chief Financial Officer. Verity agreed to compensate Mr. Springsteel at an annual salary of $320,000 and a guaranteed bonus of $64,000 payable before June 30, 2003. Beginning in fiscal year 2004, Mr. Springsteel is eligible for an annual bonus of up to 20% of his gross earnings through the fiscal year end, subject to certain achievements and Mr. Springsteel’s employment standing at the time the bonuses are paid. Further, Verity granted to Mr. Springsteel two options to purchase shares of common stock. First, Verity granted to Mr. Springsteel an option to purchase 150,000 shares of common stock, of which 50% of the shares subject to the option vest six months after Mr. Springsteel’s employment and the remainder of the shares subject to the option vest monthly over six months thereafter. Second, Verity granted to Mr. Springsteel an option to purchase 200,000 shares of common stock, of which 25% of the shares subject to the option vest six months after Mr. Springsteel’s employment and the remainder of the shares subject to the option vest monthly over 18 months thereafter. In the event that Mr. Springsteel’s employment is involuntarily terminated as a result of a change in control, Mr. Springsteel is entitled to receive his base salary and health insurance benefits for a period of six months from the date of termination and an acceleration of unvested options.

29.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION 1

          The Compensation Committee is comprised of three non-employee directors of our board, Messrs. Krausz, Schwarz and Waite.  The committee is responsible for setting and administering policies governing compensation of executive officers. For all executive officers, the committee reviews the performance and compensation levels, sets salary and bonus levels and makes option grants under our 1995 Stock Option Plan, 1996 Nonstatutory Stock Option Plan, 1997 Nonstatutory Stock Option Plan for Verity Canada, and Cardiff Software 2000 Stock Option Plan.

Compensation Policies Generally

          The goals of our executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, executive officer bonuses and stock options to achieve these goals.

          Salaries and Bonuses.    Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size and location. Annual salary adjustments take into account individual executive officer’s achievements during the prior fiscal year toward key company-wide objectives set annually by our board, in consultation with our Chief Executive Officer, as well as the executive officer’s performance of his individual responsibilities.

          Our variable cash incentive compensation for fiscal year 2004 was provided through our employee bonus plan for all executive officers except for our President, whose bonus plan for fiscal year 2004 was determined based upon negotiations between the officer and us. In accordance with the committee’s goal, fiscal year 2004 variable cash incentive compensation for the bonus plan participants was targeted for up to 20%of the officer’s salary (except for Mr. Bettencourt, whose target was up to 35% of his salary as President and Chief Executive Officer) if predetermined corporate revenue and net income objectives were achieved.

          Stock Options.    The committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Initial stock option grants to executive officers are subject to four year vesting. The size of the initial grant has been determined with reference to comparable stock option compensation offered by similarly sized high technology companies for similar positions and responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of, or whether to grant, refresher grants, the committee has considered each executive officer’s performance during the previous periods and expected contributions during future periods, as well as the relative position and responsibilities of each executive officer and previous option grants to such executive officers. Refresher option grants to executive officers granted during fiscal year 2004 vest monthly over a four-year period from the date of grant. The committee believes that refresher options have provided strong incentives for executive officers to remain with us.

          Deductibility of Executive Compensation.    We have considered regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or proposed regulations. The committee concluded in March 1996 that it would be advisable to establish certain restrictions on the granting of options under the 1995 Stock Option Plan to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption; the stockholders approved these restrictions at the Special Meeting of Stockholders held on March 28, 1996. The committee does not believe that other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concludes that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the committee will continue to evaluate the advisability of qualifying its executive compensation for

[1]

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

30.

deductibility of such compensation. The committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Chief Executive Officer Compensation

          In March 2003, Verity appointed Mr. Bettencourt as its President and Chief Executive Officer.  In connection with Mr. Bettencourt’s service as our President and Chief Executive Officer, our board agreed to compensate Mr. Bettencourt at an annual salary of $500,000 with a target annual incentive bonus of $175,000, subject to achievements of milestones and/or other criteria.  Further, in connection with his appointment as our President and Chief Executive Officer we granted to Mr. Bettencourt an option to purchase 300,000 shares of our common stock.

          The cash compensation for Mr. Bettencourt is reviewed by the committee and approved by a majority of the independent directors of our board of directors. The committee assists the independent board members by making recommendations with regard to the cash compensation of our chief executive officer. We did not increase Mr. Bettencourt’s annual base salary for 2004 or his 2004 target performance-based bonus. For fiscal year 2004, Mr. Bettencourt was awarded a performance-based bonus of $87,500 based on the achievement of certain corporate revenue and net income objectives. In addition, the committee granted Mr. Bettencourt a stock option to acquire 77,000 shares of our common stock.

Compensation Committee

Steven M. Krausz
John G. Schwarz
Charles P. Waite, Jr.

31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Steven M. Krausz, John G. Schwarz and Charles P. Waite, Jr. served as members of the Compensation Committee during the fiscal year ended May 31, 2004.

          No member of the Compensation Committee was or has ever been an officer or employee of Verity or its subsidiaries.  No member of the Compensation Committee serves as an executive officer of another entity that has as a member of the board of directors or compensation committee of the other entity one or more executive officers of Verity.

32.

PERFORMANCE MEASUREMENT COMPARISON 1

          The following graph shows the total stockholder return of an investment of $100 in cash on May 31, 1999 for (i) Verity’s common stock, (ii) The Nasdaq Stock Market (U.S. Index) and (iii) The Nasdaq Computer & Data Processing Index.  All values assume reinvestment of the full amount of all dividends and are calculated as of May 31 of each year:

[1]

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

33.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

          On July 31, 1997, Verity appointed Mr. Sbona as President and Chief Executive Officer, and entered into an agreement with Regent Pacific Management Corporation, a management services firm of which Mr. Sbona is the Chairman and Chief Executive Officer. Verity reached the terms of the agreement in arms-length negotiations with Regent Pacific. As a result of a series of amendments, the latest of which occurred on January 9, 2004, the agreement has been extended through February 28, 2005. Pursuant to the amended agreement, Regent Pacific provides Verity management services at a fee of $12,500 per week, a 75% reduction in weekly fees payable by Verity prior to this amendment.  The amended agreement also provides us with an option to extend the term of the agreement for an additional 26 weeks.  As a result of the amendment, the services to be rendered by Regent Pacific to Verity has also been reduced. In addition, pursuant to the amendment, Gary J. Sbona will continue to serve as the our Executive Chairman of the Board, but Stephen W. Young ceased to serve as our Company’s Chief Operating Officer effective as of March 1, 2004.

          Verity has entered into indemnity agreements with certain officers and directors which provide, among other things, that Verity will indemnify such officer or director, under the circumstances and to the extent provided for in those agreements, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as one of Verity’s directors, officers or other agents, and otherwise to the fullest extent permitted under Delaware law and Verity’s bylaws.

          Verity has loans outstanding in the aggregate principal amount of NLG 592,544.40 (approximately $327,709) to Hugo Sluimer, Verity’s Senior Vice President, EMEA and APAC Operations. The loans were entered into on December 24, 1999 (NLG 14,989.80), December 24, 1999 (NLG 359,748.60), April 19, 2000 (NLG 209,931.00) and July 14, 2000 (NLG 7,875.00). The loans have an annual interest rate of 0%. Since the beginning of fiscal year 2004, the largest amount of indebtedness outstanding pursuant to the loans was NLG 592,544.40 (approximately $327,709), all of which was outstanding as of May 31, 2004.

          Verity has entered into employment agreements with Anthony J. Bettencourt, its Director, President and Chief Executive Officer and Steven R. Springsteel, its Senior Vice President of Finance and Administration and Chief Financial Officer. Please see “Employment, Severance and Change of Control Arrangements.”

34.

HOUSEHOLDING OF PROXY MATERIALS

          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

          This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Investor Relations Department, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089 or contact Verity’s Investor Relations Department at (408) 541-1500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

35.

OTHER MATTERS

          The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Timothy J. Moore
Secretary

August 26, 2004

          A copy of our annual report to the SEC on Form 10-K for the fiscal year ended May 31, 2004 is available without charge (excluding exhibits) upon written request to our Investor Relations, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089 or upon email request to investorrelations@verity.com.

36.

APPENDIX A

VERITY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Organization

          The Audit Committee of the Board of Directors of Verity, Inc. (the “Company”) shall consist of at least three members of the Board of Directors (the “Board”).  The members of the Audit Committee shall meet the independence and experience requirements of the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required.  At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined in the rules and regulations of the Securities and Exchange Commission.

Statement of Policy

          The primary purpose of the Audit Committee shall be to act on behalf of  the Company’s Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting practices and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”).    The Audit Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board.

          The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee, the Auditors and the Company’s financial management.

Meetings and Minutes

          The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate.  Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

          The Audit Committee shall have:

          •          Full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder.

          •          Authority to retain and determine funding for, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties.

          •          Authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

          •          Sole authority to for the appointment, compensation, retention and oversight of the Auditors (including resolution of disagreements between management and the Auditors).

          •          Authority to incur ordinary administrative expenses as are necessary or appropriate to carry out the Audit Committee’s duties, which expenses shall be paid for by the Company.

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Responsibilities

          The primary responsibility of the Audit Committee shall be to oversee the Company’s accounting and financial reporting processes (including direct oversight of the Auditors), and the audits of the Company’s financial statements, on behalf of the Board and to report the results of these activities to the Board.  In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.  To implement the Audit Committee’s purpose and policy, the Audit Committee shall be charged with the following functions and processes, with the understanding, however, that the Audit Committee may supplement or (except as otherwise required by law or the applicable rules of Nasdaq) deviate from these activities as appropriate under the circumstances:

          1.     Select the Auditors to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee.

          2.     Evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

          3.     Determine the engagement of the Auditors, including the scope of plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors.

          4.     Review and pre-approve the retention of the Auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

          5.     Monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law.

          6.     Consider and, if deemed appropriate, adopt a policy regarding Audit Committee pre-approval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

          7.     Receive and review written statements, at least annually, from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and otherwise take appropriate action to oversee the independence of the Auditors.

          8.     Meet with the Auditors and management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

          9.     Discuss with the Auditors and management results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

          10.    Discuss with the Auditors and management the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information and filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.  The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

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          11.    Review and discuss with the Auditors and management, as appropriate, earnings press releases, which discussions may be general discussions of the type of information (including the use of non-GAAP financial measures) to be disclosed or the type of presentation to be made. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

          12.     Review and discuss with the Auditors and management, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.  The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

          13.     Review with the Auditors and management significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under generally accepted accounting principles (“GAAP”), the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

          14.     Review with the Auditors and management the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

          15.     Review with the Auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.  Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

          16.     Evaluate the cooperation received by the Auditors during the audit, including the Auditors’ access to all requested records, data and information and any significant difficulties with the audit or any restrictions on the scope of the Auditors’ activities or access to required records, data and information, and to elicit the comments of management regarding the responsiveness of the Auditors to the Company’s needs.

          17.     Review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.

          18.     Meet with the Auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the Auditors or senior management believe should be discussed privately with the Audit Committee.

          19.     Review with the Auditors and management, and ultimately to resolve, any conflicts or disagreements between the Auditors and management regarding financial reporting and accounting practices or policies.

          20.     Consider and review with the Auditors, management, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

          21.     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          22.     Review and, if determined appropriate, approve insider and affiliated-party transactions.

          23.     Report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

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          24.     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

          25.     Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          26.     Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

          27.     Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements.  These functions shall not be the responsibility of the Audit Committee, nor shall it be the Audit Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

A-4.

APPENDIX B

VERITY, INC.

1995 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Adjusted through June 22, 2004)

          1.          ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                       1.1        Establishment.  The Verity, Inc. 1995 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Exchange Act (the “Effective Date”).

                       1.2        Purpose.  The purpose of the Plan to provide Eligible Employees of the Participating Company Group with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock.  The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

                       1.3        Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

          2.          DEFINITIONS AND CONSTRUCTION.

                       2.1        Definitions.  Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.  Whenever used herein, the following terms shall have their respective meanings set forth below:

                                     (a)          “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

                                     (b)          “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                                     (c)          “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                                     (d)          “Company” means Verity, Inc., a Delaware corporation, or any successor corporation thereto.

                                     (e)          “Compensation” means, with respect to an Offering Period under the Plan, all amounts paid in cash in the forms of base salary, commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code.  Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan.

                                     (f)          “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                                     (g)          “Employee” means any person treated as an employee of a Participating Company for purposes of Section 423 of the Code (including an officer or a Director who is also treated as an employee); provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to

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constitute employment for purposes of the Plan.  A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company.  For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on a military leave, sick leave or other bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  All such determinations by the Company shall be, for purposes of an individual’s participation in or other rights under the Plan as of the time of the Company’s determination, final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                                     (h)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                                     (i)          “Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.  If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.  Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the initial public offering of the Stock.

                                     (j)          “Offering” means an offering of Stock as provided in Section 6.

                                     (k)          “Offering Date” means, for any Offering Period, the first day of such Offering Period.

                                     (l)          “Offering Period” means a period determined in accordance with Section 6.1.

                                     (m)          “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

                                     (n)          “Participant” means an Eligible Employee participating in the Plan.

                                     (o)          “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation which the Board determines should be included in the Plan.  The Board shall have the sole and absolute discretion to determine from time to time what Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                                     (p)          “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

                                     (q)          “Purchase Date” means, for any Purchase Period, the last day of such Purchase Period.

                                     (r)          “Purchase Period” means a period determined in accordance with Section 6.2.

                                     (s)          “Purchase Price” means the price at which a share of Stock may be purchased pursuant to the Plan, as determined in accordance with Section 9.

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                                     (t)          “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding.  Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan or any Offering at any time during an Offering Period.

                                     (u)          “Stock” means the common stock, par value $0.001, of the Company, as adjusted from time to time in accordance with Section 4.2.

                                     (v)          “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

                                     (w)          “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

                                     (x)          “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

                       2.2         Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

          3.          ADMINISTRATION.

                       3.1          Administration by the Board.  The Plan shall be administered by the Board, including any duly appointed Committee of the Board.  All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or such Purchase Right.  Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.  All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

                       3.2          Authority of Officers.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

                       3.3          Policies and Procedures Established by the Company.  The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

          4.          SHARES SUBJECT TO PLAN.

                       4.1        Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be six million (6,000,000) and shall consist of authorized but unissued or reacquired shares of the Stock, or any combination

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thereof.  If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

                       4.2        Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and the limitation in Section 8.1 and to each Purchase Right and in the Purchase Price.  If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right.  The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

          5.          ELIGIBILITY.

                       5.1        Employees Eligible to Participate.  Any Employee of a Participating Company is eligible to participate in the Plan except the following:

                                     (a)          Employees who are customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

                                     (b)          Employees who are customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

                       5.2          Exclusion of Certain Shareholders.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code.  For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

                       5.3          Exclusion of Leased Employees.  Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “Employee” of such Participating Company.

          6.          OFFERINGS.

                       6.1        Offering Periods.  Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an “Offering Period”); provided, however that the first Offering Period shall commence on the Effective Date and end on September 30, 1997 (the “Initial Offering Period”.  Subsequent Offerings shall commence on the first days of April and October of each year and end on the last days of the first March and September, respectively, occurring thereafter.  Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings or different commencing or ending dates for such Offerings; provided, however, that no Offering may exceed a term of twenty-seven (27) months.  If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

                       6.2        Purchase Periods.  Each Offering Period shall consist of two (2) consecutive purchase periods of approximately six (6) months duration (except the Initial Offering Period which consisted of four (4)

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purchase periods (Effective Date to March 31, 1996; April 1, 1996 to September 30, 1996; October 1, 1996 to March 31, 1997; and April 1, 1997 to September 30, 1997)) or such other number or duration as the Board shall determine (individually, a “Purchase Period”).  A Purchase Period commencing on the first day of April shall end on the last day of the next following September.  A Purchase Period commencing on the first day of October shall end on the last day of the next following March.  Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods.  If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

                       6.3        Governmental Approval; Stockholder Approval.  Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals or qualifications of the sale or issuance of the Purchase Rights or the shares of Stock and (b) obtaining stockholder approval of the Plan.  Notwithstanding the foregoing, stockholder approval shall not be necessary in order to grant any Purchase Right granted in the Plan’s Initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining stockholder approval of the Plan.

          7.          PARTICIPATION IN THE PLAN.

                       7.1        Initial Participation.  An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period.  An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period.  An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

                       7.2        Continued Participation.  A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13.  A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section 7.2, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan.  However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.  Eligible Employees may not participate simultaneously in more than one Offering.

          8.          RIGHT TO PURCHASE SHARES.

                       8.1        Grant of Purchase Right on or after October 1, 2001.  Except as set forth below, on the Offering Date of each Offering Period that commences on or after October 1, 2001, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase a number of shares of Stock equal to the product of 416.66 shares and the number of months in the Offering Period with the resulting product rounded to the nearest whole share.  For purposes of the preceding sentence, fractional months shall be rounded to the nearest whole month and no effect shall be given to the termination of the Offering Period pursuant to the provisions of Section 12.3 or Section 14.  No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.  Shares of Stock may only be purchased through a Participant’s payroll deductions pursuant to Section 10.

                       8.2        Calendar Year Purchase Limitation.  Notwithstanding any provision of the Plan to the contrary, no Purchase Right shall entitle a Participant to purchase shares of Stock under the Plan at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a

B-5.

Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right has been outstanding at any time.  For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period.  The limitation described in this Section 8.2 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

          9.          PURCHASE PRICE.  The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right granted with respect to such Offering Period shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.  Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

          10.         ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.  Shares of Stock which are acquired pursuant to the exercise of all or any portion of a Purchase Right for an Offering Period may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period.

                       10.1       Amount of Payroll Deductions.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement.  The Subscription Agreement shall set forth the percentage (in a whole number percentage) of the Participant’s Compensation to be deducted on each payday during an Offering Period, which, except as a result of an election pursuant to Section 10.3 to stop payroll deductions, shall be not less than zero percent (0%) nor more than twenty percent (20%) of the Participant’s Compensation otherwise payable on such payday.  Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

                       10.2       Commencement of Payroll Deductions.  Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                       10.3       Election to Change or Stop Payroll Deductions.  A Participant may elect to increase or decrease the rate of payroll deductions during a Purchase Period by delivering a new Subscription Agreement to the person designated by the Company. For a Purchase Period that commences on or after October 1, 2001, the new Subscription Agreement shall become effective as soon as practicable, but not later than the first payroll period that commences more than fifteen (15) days after receipt of the Subscription Agreement and shall continue for the remainder of the Offering Period unless changed as described below. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing a new Subscription Agreement with the person designated by the Company.  This new Subscription Agreement shall become effective with the first payroll period in such subsequent Offering Period. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant subsequently withdraws from the Offering or the Plan as provided in Sections 12.1 and 12.2, respectively, or is automatically withdrawn from the Offering as provided in Section 12.3.

                       10.4       Participant Accounts.  Individual Plan bookkeeping accounts shall be maintained for each Participant.  All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

                       10.5       No Interest Paid.  Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

B-6.

          11.         PURCHASE OF SHARES.

                         11.1      Exercise of Purchase Right.  On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or the Plan or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price.  However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right.  No shares of Stock shall be purchased on a Purchase Date by a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

                         11.2      Pro Rata Allocation of Shares.  In the event the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.  Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

                         11.3      Delivery of Shares.  As soon as practicable after each Purchase Date, the Company shall deliver the shares acquired by the Participant on such Purchase Date to a broker designated by the Company to hold such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

                         11.4      Return of Cash Balance.  Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date.  However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

                         11.5      Tax Withholding.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively.  The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

                         11.6      Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

                         11.7      Reports to Participants.  Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the Fair Market Value of such shares, the date of purchase and cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4.  The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.  Each Participant shall be provided information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

          12.          WITHDRAWAL FROM OFFERING OR PLAN.

                         12.1      Withdrawal From an Offering.  This Section 12.1 shall apply only to Offerings that commenced prior to October 1, 2001.  A Participant may withdraw from an Offering by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for such purpose.  Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a

B-7.

Participant withdraws after the Purchase Date of a Purchase Period during the Offering, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date.  Unless otherwise elected by the Participant, withdrawal from an Offering shall not result in the Participant’s withdrawal from the Plan or any succeeding Offering therein.  By withdrawing from an Offering effective as of the close of a given Purchase Date, a Participant may have shares of Stock purchased on such Purchase Date and immediately commence participation in the new Offering commencing immediately after such Purchase Date.  A Participant is prohibited from again participating in an Offering at any time following withdrawal from such Offering.  The Company may impose, from time to time, a requirement that the notice of withdrawal from the Offering be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering.

                         12.2      Withdrawal from the Plan.  A Participant may withdraw from the Plan (and thereby all Offerings) by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for such purpose.  Such withdrawal may be elected at any time prior to the end of an Offering Period (with an effective date as specified in the election pursuant to procedures established by the Company).  For Offerings that commence on or after October 1, 2001, however, if a Participant withdraws from the Plan less than fifteen (15) days prior to the Purchase Date of a Purchase Period, such withdrawal shall not affect the purchase of shares of Stock for the Participant on such Purchase Date.  A Participant who voluntarily elects to withdraw from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of Sections 5 and 7.1.  The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal from the Plan.

                         12.3      Automatic Withdrawal From an Offering.  If the Fair Market Value of a share of Stock on a Purchase Date other than the final Purchase Date of an Offering is less than the Fair Market Value of a share of Stock on the Offering Date of the Offering, then every Participant automatically shall be (a) withdrawn from such Offering at the close of such Purchase Date and after the acquisition of shares of Stock for the Purchase Period and (b) enrolled in the Offering commencing on the first business day subsequent to such Purchase Date.  A Participant may elect not to be automatically withdrawn from an Offering pursuant to this Section 12.3 by delivering to the Company’s designated office not later than the close of business on the Purchase Date a written notice indicating such election.

                         12.4      Return of Payroll Deductions.  Upon a Participant’s voluntary withdrawal from an Offering or the Plan pursuant to Sections 12.1 or 12.2, respectively, or automatic withdrawal from an Offering pursuant to Section 12.3, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.3, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s interest in the Offering or the Plan, as applicable, shall terminate.  Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

          13.          TERMINATION OF EMPLOYMENT OR ELIGIBILITY.  Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an Eligible Employee, shall terminate the Participant’s participation in the Plan immediately.  In such event, the payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate.  Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.  A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

          14.          TRANSFER OF CONTROL.

                         14.1      Definitions.

                                      (a)          An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the

B-8.

Company; (ii) a merger or consolidation in which the Company a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                                      (b)          A “Transfer of Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations.  The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                                      (c)          Effect of Transfer of Control on Purchase Rights.  In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan or substitute substantially equivalent Purchase Rights for stock of the Acquiring Corporation.  If the Acquiring Corporation elects not to assume or substitute for the outstanding Purchase Rights, the Board may, in its sole discretion and notwithstanding any other provision herein to the contrary, adjust the Purchase Date of the then current Purchase Period to a date on or before the date of the Transfer of Control, but shall not adjust the number of shares of Stock subject to any Purchase Right.  All Purchase Rights which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.  Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Purchase Rights immediately prior to an Ownership Change Event described in Section 15.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of section 1504(a) of the Code without regard to the provisions of section 1504(b) of the Code, the outstanding Purchase Rights shall not terminate unless the Board otherwise provides in its sole discretion.

          15.          NONTRANSFERABILITY OF PURCHASE RIGHTS.  A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  The Company, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective Subscription Agreement and may be referred to on the certificates evidencing such shares.

          16.          RESTRICTION ON ISSUANCE OF SHARES.  The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to such securities.  A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations.  In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

B-9.

          17.          RIGHTS AS A STOCKHOLDER AND EMPLOYEE.  A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a stock certificate for the shares of Stock being purchased pursuant to the exercise of the Participant’s Purchase Right.  No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.  Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

          18.          LEGENDS.  The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal or state securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

          “THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE               , ____,  THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE.”

          19.          NOTIFICATION OF SALE OF SHARES.  The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right.  The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence.  The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

          20.          NOTICES.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          21.          INDEMNIFICATION.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

          22.          AMENDMENT OR TERMINATION OF THE PLAN.  The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the

B-10.

shares of Stock under applicable foreign, federal or state securities laws).  In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

          23.          CONTINUATION OF INITIAL PLAN AS TO OUTSTANDING PURCHASE RIGHTS.  Any other provision of the Plan to the contrary notwithstanding, the terms of the Plan as in effect prior to its amendment on September 25,1997 shall remain in effect and apply to all Purchase Rights granted pursuant to the Plan prior to such amendment.

B-11.

DETACH HERE

PROXY

VERITY, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2004

The undersigned hereby appoints Gary J. Sbona and Steven R. Springsteel and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Verity, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Verity, Inc. to be held at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California on Thursday, September 30, 2004 at 11:00 a.m., Pacific Time, (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VERITY, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	To elect three Directors to hold office until the 2007 Annual Meeting of Stockholders.
						FOR	AGAINST	ABSTAIN
	Nominees: (01) Karl C. Powell, Jr., (02) Gary J. Sbona and (03) John G. Schwarz			2.	To amend the Company's 1995 Employee Stock Purchase Plan to provide for the reservation of 2,000,000 additional shares of common stock for issuance thereunder.	☐	☐	☐

				3.	To ratify the selection of KPMG LLP as independent auditors of Verity, Inc. for its fiscal year ending May 31, 2005.	☐	☐	☐
	FOR the nominees listed above	☐ ☐	WITHHOLD AUTHORITY to vote for the nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)
					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please vote, date and promptly return this Proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: